Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Marrone Bio Innovations, Inc. 2019 Employee Stock Purchase Plan, of our report dated April 4, 2018, with respect to the 2017 consolidated financial statements of Marrone Bio Innovations, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Roseville, California

June 7, 2019